                                    EXHIBIT 21.1

                      SUBSIDIARIES OF ULTRATECH STEPPER, INC.

The following is a list of Ultratech Stepper Inc.'s subsidiaries including their state and country of incorporation as of June 30, 1998:


           SUBSIDIARIES                                         STATE AND COUNTRY OF INCORPORATION
          --------------                                        ----------------------------------
Ultratech Stepper International, Inc.                       State of Delaware, USA
Ultratech Stepper UK Limited                                United Kingdom
Ultratech Stepper Foreign Sales Corporation                 Barbados
Ultratech Kabushiki Kaisha                                  Japan
Ultratech Stepper East, Inc.                                State of Delaware, USA
(formerly Ultratech Capital, Inc.)
UltraBeam Lithography, Inc.                                 State of Delaware, USA
Ultratech Stepper (Thailand) Co., LTD.                      Thailand
Verdant Technologies Inc.                                   State of Delaware, USA
